EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-221210, 333-216212, 333-170210, 333-155263, 333-127488, 333-109042, 333-73512, 333-46024, 333-82233, 333-58235, and 333-06577) and Form S-3 (File No. 333-214430) of Integra LifeSciences Holdings Corporation of our report dated March 1, 2018 relating to the consolidated financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Florham Park, New Jersey
March 1, 2018